EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of the 1st day of February, 2001, between PALADYNE CORP., a Delaware corporation with its principal office at 610 Executive Crescent Court, Suite 124, Lake Mary, Florida 32746 (the "Corporation"), and
                                                          -----------
Terrence J. Leifheit, an individual residing at 1017 Wild Dunes Road, Wilmington North Carolina 28405 (the "Executive").
                           ---------

                                   WITNESSETH:

     WHEREAS, the Corporation develops and services provider customer support services and software for electronic commerce (the "Business"), which Business
                                                    --------
has been developed after the expenditure of significant time, money and human resources; and

     WHEREAS, as of the date hereof, the Corporation is acquiring (the "ecom
                                                                        ----
Acquisition") e-commerce support centers, inc., a North Carolina corporation
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("ecom"), and a condition to the Closing of the ecom Acquisition is the entry
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into this Agreement, and accordingly, effective upon such Closing the
Corporation desires to employ the Executive on the terms and conditions herein; and

     WHEREAS, prior to the ecom Acquisition, the Executive has been an employee of ecom, and desires to become an employee of the Corporation in connection with the ecom Acquisition on the terms and conditions herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Employment Term. Subject to the terms and conditions hereof, the
          ---------------
Corporation hereby employs the Executive, and the Executive agrees to be so employed by the Corporation, from the date hereof through December 31, 2003. Thereafter, this Agreement shall be automatically renewed for two successive six month terms unless either party notifies the other party at least thirty (30) days prior to the expiration of the then current term of his or its desire to terminate the Agreement (the "Employment Term").

     2.   Duties. The Executive shall serve as President and Chief Operating
          ------
Officer of the Corporation, but shall be named the Chief Executive Officer (CEO) on or before February 1, 2003. As such the Executive shall be responsible for supervising operations of the Corporation. The Executive shall report to the CEO or Board of Directors of the Corporation. Throughout the term of this Agreement, Executive shall be based in an office located in either Jacksonville, North Carolina or Raleigh, North Carolina as Executive determines is appropriate.

     3.   Time and Efforts. During the Employment Term, the Executive shall
          ----------------
diligently and conscientiously devote his full business time, attention and ability to the business of the Corporation. The Executive shall fulfill the duties and responsibilities hereby conferred upon him honestly, diligently, in good faith, with his best efforts and in the best interests of the Corporation. The Executive shall not, during the Employment Term, engage in any other


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business activity without the prior written approval of the Corporation, except for personal investments in a passive capacity.

     4.   Remuneration.
          ------------

          4.1. Compensation. During the Employment Term, the Corporation shall
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pay the Executive base compensation and other compensation for his services as set forth in Schedule A attached to this Agreement.
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          4.2. Benefits. During the Employment Term, the Executive, by reason of
               --------
his position, title, tenure, health and other qualifications that make him eligible, shall participate in employee health, disability, vacation and other benefit plans offered by the corporation at the same level as the most senior executives of the Corporation and additional items, if any, as set forth in Schedule B attached to this Agreement.
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     5.   Expenses. The Corporation shall pay or reimburse the Executive for
          --------
all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement upon presentation by the Executive of an itemized account of such expenditures in accordance with the Corporation reimbursement policies.

     6.   Termination.
          -----------

          6.1. By the Corporation. Notwithstanding anything contained herein to
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the contrary, this Agreement may be terminated by the Corporation immediately upon written notice for Cause. For purposes of this Section, "Cause" means: (i) conviction of the Executive for a felony involving a crime of moral turpitude, including fraud, (ii) any material breach by Executive in the performance of his duties under this Agreement that is not cured within fifteen (15) days after written notice thereof, or (iii) any willful failure to follow the direction of the Board of Directors of the Corporation (provided the action directed by the Board is lawful and ethical) by the Executive in the performance of his duties under this Agreement which is not cured within fifteen (15) days after written notice thereof, or (iv) theft or embezzlement of the assets of the Corporation by the Executive. In addition, this Agreement shall automatically terminate, without any further action of either party, upon the death or disability of the Executive. For the purposes of this Agreement, "disability" shall mean a mental or physical illness or condition rendering the Executive incapable of performing his usual and customary duties on behalf of the Corporation on a full time basis for ninety (90) consecutive days.

          6.2. Termination Benefit. In the event the Executive's employment
               -------------------
hereunder is terminated by reason of Section 6.1 hereof, the Corporation's obligations hereunder shall terminate and payment, shall thereafter be made by the Corporation to the Executive of his compensation earned through the date of termination.

          6.3. By the Executive. Notwithstanding anything contained herein to
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the contrary, this Agreement may be terminated by the Executive immediately and without notice for Cause. For purposes of this Section, "Cause" means: (i) any
                                                         -----
act or acts of the Corporation which would constitute a felony (or its equivalent) or fraud, (ii) any breach by Corporation in the performance of its duties under this Agreement which is not cured within fifteen (15) days after


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notice thereof, or (iii) any material change in duties, position or authority without his prior written consent.

          6.4. Executive Termination Benefits. In the event the Executive
               ------------------------------
terminates his employment pursuant to Section 6.3 hereof or the Corporation terminates his employment without cause as defined in Section 6.2 hereof, the Corporation shall pay the Executive's compensation for the remainder of the then Employment Term and continue to pay the premiums on his health insurance policy for the balance of the then Employment Term.

     7.   Confidentiality.
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          7.1. Confidentiality of the Corporation's and Clients' Information.
               -------------------------------------------------------------
The Executive acknowledges that the Corporation currently possesses, will develop and will come into the possession of business information which is owned by or may be valuable to the Corporation or the clients of the Corporation. The Executive shall not use, exploit, reveal, divulge or make known to any person, firm or corporation, any information or materials supplied by the Corporation or the Corporation's clients to the Executive or otherwise learned by the Executive while employed by the Corporation, including without limitation, discoveries, works, source code, know-how, developments, inventions, accounting and financial information, technology, computer software, computer programs, trade secrets, forms, customer lists, mailing lists, databases, pricing, operating records, marketing strategies, processes, plans, business practices and strategies, sales information and commercial and other information or data, whether communicated in writing, electronically, orally, by observation or other sensory detection (the "Proprietary Information"). The Proprietary Information of the Corporation
      -----------------------
and its clients shall also include all letters, memoranda, notes, reports and other documents containing or referencing the Proprietary Information, and all copies, reproductions and extracts thereof, prepared by the Executive or the Corporation or its agents. Any prior Confidentiality Agreements or Non-Disclosure Agreements between the Executive and the Corporation are incorporated herein, and in the event of any inconsistency between the provision of any such agreements and this Agreement, the provisions of this Agreement shall govern as of the date hereof.

          7.2. Limitations. The Executive shall have the right to communicate
               -----------
the Proprietary Information to such of the Corporation's officers, directors, employees, agents and other representatives as may be necessary to enable the Corporation to provide services to its clients. Further, the obligation with regard to confidentiality and non-use contained in this Section 7 shall not extend to any Proprietary Information which: (a) at the time of disclosure is, through no fault of the Executive, in the public domain or thereafter becomes part of the public domain by publication or otherwise through no fault of the Executive, (b) the Executive can establish was properly in the Executive's possession prior to the time of disclosure to the Executive, (c) is independently made available to the Executive by a third party who has not violated a confidential relationship with the Corporation or its clients, or (d) is required to be disclosed by legal process, provided that the Executive uses his best efforts to timely inform the Corporation or the client and permit the Corporation or its client to attempt by appropriate legal means to limit such disclosure. The exclusions enumerated above shall not apply to any specific information merely because it is included in more general non-proprietary


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information nor to any specific combination of information merely because individual elements, but not the combination, are included in non-proprietary information.

          7.3. Definition. For purposes of this Section 7 and also for Sections
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8 through 11 hereof the term the "Corporation" shall be deemed to include any subsidiary or affiliate of Paladyne Corp., including, but not limited to, ecom.

     8.   Work Product. The Executive agrees and acknowledges that all work
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product made or conceived by the Executive during his employment by the
Corporation, jointly or with others, that relates to the Business (including actual or demonstrably anticipated research or development of the Corporation), or results from any work performed by the Executive for the Corporation, shall be owned by the Corporation. The term "work product" includes, but is not
                                       ------------
limited to, software, source code, databases, correspondence, reports, customer lists, marketing plans and strategies and business plans and strategies, including any new idea or concept which is developed by the Corporation as a business strategy. The Executive shall: (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Corporation to evidence or better assure title to such work product in the Corporation, (b) assist the Corporation in obtaining or maintaining for itself at its own expense United States and foreign copyrights, patents, trade secret protection or other protection of any and all such work product, and (c) promptly execute, whether during the Executive's employment by the Corporation or thereafter, all applications or other endorsements necessary or appropriate to maintain rights for the Corporation and to protect its title thereto.

     9.   Indemnification.
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          9.1. General. The Corporation will (i) defend and pay defense costs,
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including legal fees of mutually agreed upon legal counsel retained by the
Corporation on behalf of the Executive, and (ii) pay any judgment, settlement or other liability against Executive resulting directly or indirectly from his actions as an officer, director or employee of the Corporation or any subsidiary or affiliated company to the fullest extent permitted by law.

          9.2. Securities Law Compliance. The Corporation shall retain its legal
               -------------------------
counsel and pay for legal and other expenses in connection with the Executive's compliance with securities laws, including, without limitation, Sections 13 and 16 of the Securities and Exchange Act of 1934, as amended, and Rule 10b-5 thereunder.

     10.  Corporate Opportunity. The Executive agrees that during the
          ---------------------
Employment Term he shall not take any action which might divert from the Corporation any opportunity which would be within the scope of the Business of the Corporation, the loss of which would have, in the reasonable judgment of the Board of Directors of the Corporation, an adverse effect upon the Corporation, unless the Board of Directors of the Corporation has given prior written approval, including but not limited to, the following: (a) entering into or engaging in competition with the Corporation, (b) contacting any customer, client or prospective client or customer of the Corporation on any matter relating to the Business of the Corporation except for the benefit of the Corporation, or (c) owning, managing, operating, controlling, being employed by, participating in or being connected in any manner with the ownership, operation


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or control of any business or venture which competes in any manner with the
Corporation or otherwise engages in the Business, provided that the foregoing restriction shall not prohibit the Executive form owning less than a five percent (5%) equity interest in a publicly held corporation.

     11.  Restriction on Competition.
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          11.1. Non-Competition. For one (1) year following the termination of
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the Executive's employment with Corporation by the Corporation for Cause pursuant to Section 6.1 hereof, or by the Executive except pursuant to 6.3 hereof, the Executive shall not, either directly or indirectly, act as sole proprietor, an agent, consultant or employee of, or on behalf of, or in conjunction with, a person, firm, corporation or other entity, or as a partner of or an investor in a partnership, or as a member of or an investor in a limited liability company, or as a shareholder, director or officer of a corporation: (a) enter into or engage in competition with the Corporation in the continental United States (the "Territory"), (b) contact any client or prospective client of the Corporation on any matter relating to the Business of the Corporation except for the benefit of the Corporation, or (c) own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, operation or control of any business or venture in the Territory which competes in any manner with the Corporation or otherwise engages in the Business; provided, however, that a foregoing restriction shall not prohibit the Executive from owning less than a five percent (5%) equity interest in a publicly held company.

          11.2. Non Solicitation. For three months following the termination of
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the Executive's employment with the Corporation by the Corporation for Cause pursuant to Section 6.1 hereof, or by the Executive except pursuant to Section
6.3 hereof, or for five months following the termination of Executive's employment with the Corporation for any other reason, the Executive shall not, either directly or indirectly, as a sole proprietor, agent, consultant or employee of, or on behalf of, or in conjunction with, a person, firm, corporation or other entity, or as a partner of or an investor in a partnership, or as a member of or an investor in a limited liability company, or as a shareholder, director or officer of a corporation, or by means of any corporate or other device entice away, employ or solicit for employment any current or former employee (as of February 1, 2001) of the Corporation, or engage, whether as an employer, employee, partner, member, agent, owner, shareholder, operator or otherwise, or by means of any corporate or other device, in any business with any current of former employee of the Corporation that materially and directly competes with the Business of the Corporation.

     12.  Remedies.
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          12.1. Injunctive Relief. Both Parties agree that the remedy of
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monetary damages for any breach or threatened breach by the other of the covenants set forth in this Agreement will be inadequate to remedy fully the breach because any breach or attempted breach by such Party would cause immediate, substantial and irreparable loss to the other Party in an amount which would be impossible to ascertain. Accordingly, in the event of any breach or threatened breach of any of said covenants by either Party, in addition to any and all other legal and equitable remedies which may be available, including suit for recovery of actual damages, the Parties, and/or any parent, affiliated or related company, any successor of the Corporation or heir or devisee of the Executive shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual loss, by reason of such breach and, to


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the extent permissible under the applicable law, a temporary restraining order shall be granted immediately on commencement of any such suit.

          12.2. Validity. If any paragraph, sentence, clause or other provision
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of this Agreement, or the application of such provision, is held invalid or unenforceable by a court of competent and relevant jurisdiction, such provision shall be deemed to be modified in a manner consistent with the intent of such original provision, so as to make it valid and enforceable, and this Agreement, and the application of such provision to persons or circumstances other than those with respect to which it would be invalid or unenforceable, shall not be affected thereby.

     13.  Miscellaneous.
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          13.1. Assignment. The Executive acknowledges that the services to be
                ----------
rendered by him are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement, except as otherwise expressly provided herein.

          13.2. Binding Effect. This Agreement shall inure to the benefit of and
                --------------
be binding upon the Corporation, its successors and assigns, including without limitation any person, partnership, company or corporation which may acquire substantially all of the Corporation's assets or business, or with or into which the Corporation may be consolidated, merged or otherwise combined, and shall inure to the benefit and be binding upon Executive, his heirs, distributes and personal representatives.

          13.3. Notice. All offers, acceptances, notices, requests, replies,
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waivers, consents, demands and other communications hereunder or relating hereto are effective as of the date they are sent if: (a) sent by certified mail, postpaid with return receipt requested, or (b) sent by prepaid "overnight" delivery service. Any communication given in any other manner shall be effective only if and when received by the party to be notified. For the purposes of this
Section 12.3, the addresses of the parties shall be as set forth in the heading of this Agreement. Either party may change the address to which such communications are to be sent by notice to the other party as provided herein.

          13.4. Waiver. Failure of either party to insist in any one or more
                ------
instances upon performance of any of the terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

          13.5. Entire Agreement. This Agreement contains the entire
                ----------------
understanding and agreement between the parties with respect to the subject matter hereof and cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both parties.

          13.6. Governing Law. This Agreement is a contract made under, and
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shall be governed by and construed in accordance with, the law of the State of
North Carolina applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


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          13.7. Heading. The headings are to be used solely for convenience and
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are not to be used in construing or interpreting this Agreement.

          13.8. Counterparts. This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                        PALADYNE CORP.


                                        By: /s/ John D. Foster
                                           ------------------------------------
                                           John D. Foster, Chairman of the Board


                                        EXECUTIVE:


                                        /s/ Terrence J. Leifheit
                                        ---------------------------------------
                                        Terrence J. Leifheit


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                                   SCHEDULE A

                                     SALARY

     1.   Base Compensation.
          -----------------

          A.   First Year. During the first year of the Employment Term, the
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Corporation shall pay Executive as annual base compensation for his services a salary of Three Hundred Thousand Dollars ($300,000) paid bi-monthly at the rate of $12,500.00 in accordance with normal payroll practices.

          B.   Deferral of First Year Base Compensation. Notwithstanding the
               ----------------------------------------
foregoing Section 1 A above, Executive has agreed to defer his base salary until the earlier to occur of the following: (i) August 1, 2001, or (ii) the closings of an aggregate of Three Million Dollars ($3,000,000) in financing (including any bridge financings or the like). During such deferral period, the Executive shall be paid a base salary at an annual rate of One Hundred Sixty Thousand Dollars ($160,000) paid bi-monthly at the rate of $6,666.67 in accordance with normal payroll practices.

          C.   Second Year. During the second year of the Employment Term, the
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Corporation shall pay Executive as annual base compensation for his services a minimum salary of Four Hundred Thousand Dollars paid bi-monthly at the rate of $16,666.67 in accordance with normal payroll practices.

          D.   Third Year. During the third year of the Employment Term, the
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Corporation shall pay Executive as annual base compensation for his services a minimum salary Four Hundred Thousand Dollars paid bi-monthly at the rate of no less than $16,666.67 in accordance with normal payroll practices.

          D.   Definition. As used in this Schedule A, the term "first year"
               ----------
shall mean the period from February 1, 2001 until December 31, 2001. The term "second year" shall mean the calendar year following the first year (January 1, 2002 through December 31, 2002). The term "third year" shall mean the calendar year following the second year (January 1, 2003 through December 31, 2003).

     2.   Bonus.
          -----

          A.   One Time Cash Bonus. If Executive has not been named Chief
               ------------------
Executive Officer of the Corporation on or before February 1, 2003, then Executive shall receive a one time cash bonus in the amount of Five Hundred Thousand Dollars ($500,000) to be paid on or before March 1, 2003. Notwithstanding the foregoing, the Corporation and the Executive may mutually agree in writing to extend such February 1, 2003 deadline a maximum of two (2) consecutive six month extensions.

          B.   2001 Bonus. The Executive shall receive a cash bonus based on
               ----------
total revenue billed (without regard to collection) by the Corporation as of December 31, 2001 to be paid on or before February 1, 2002. Such bonus will be based on the following table:


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          Billed Amount                 Bonus Amount
          -------------                 ------------
          $2,500,000                    $100,000

          $3,000,000                    $150,000

          $3,500,000                    $250,000


          C.   2002 Bonus. The Executive shall receive a cash bonus equal to
               ----------
0.5% of the total revenue billed (without regard to collection) by the Corporation for the month of December 2002 to be paid on or before February 1, 2003.

          D.   2003 Bonus. The Executive shall receive a cash bonus equal to
               ----------
0.5% of the total revenue billed (without regard to collection) by the Corporation for the month of December 2003 to be paid on or before February 1, 2004.

     3.   Option. The Executive shall be granted stock options under the
          ------
Corporation's 1996 Stock Option Plan or other plan as may be in effect from time to time during the Employment Term, at the sole discretion of the Board of Directors or Committee thereof which may then be administering the plan.

          A.   At Closing. On the date hereof, the Corporation shall grant to
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the Executive One Hundred Thousand options which shall vest immediately.

          B.   Year 2001 Options. The Corporation shall award Executive options
               -----------------
to purchase 100,000 shares of the Corporation's Common Stock if the EBITDA of the Corporation is between -$500,000 and $0 for the fiscal year ending August 31, 2001. Such award shall be granted on the date upon which the EBITDA is determined under standard accounting procedures, which date shall be no later than the official filing of the Corporation's Form 10-K for the fiscal year ending August 31, 2001. The exercise price of the foregoing stock option award shall be the fair market value of the Corporation's Common Stock the day before the earlier of the filing of the Corporation's Form 10-K or the release of the press release containing the financial performance of the Corporation for the fiscal year ending August 31, 2001.

          C.   First Quarter 2002 Options. The Corporation shall award Executive
               --------------------------
options to purchase 100,000 shares of the Corporation's Common Stock if the EBITDA of the Corporation is greater than $0 for the period beginning October 1, 2001 and ending December 31, 2001. Such award shall be granted on the date upon which the EBITDA is determined under standard accounting procedures, which date shall be no later than the official filing of the Corporation's Form 10-Q for the fiscal quarter ending December 31, 2001. The exercise price of the foregoing stock option award shall be the fair market value of the Corporation's Common Stock the day before the earlier of the filing of the Corporation's Form 10-Q or


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the release of the press release containing the financial performance of the
Corporation for the fiscal quarter ending December 31, 2001.

          D.   Fiscal Year Ending August 31, 2002. The Corporation shall award
               ----------------------------------
Executive options to purchase 300,000 shares of the Corporation's Common Stock which grant shall be contingent upon the Corporation achieving certain EBITDA levels to be negotiated by the Executive and the Corporation in good faith.

          E.   Fiscal Year Ending August 31, 2003. The Corporation shall award
               ----------------------------------
Executive options to purchase 400,000 shares of the Corporation's Common Stock which grant shall be contingent upon the Corporation achieving certain EBITDA levels to be negotiated by the Executive and the Corporation in good faith.

          F.   General. Unless otherwise indicated above, the exercise price of
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each of the foregoing stock option awards shall be the fair market value of the
Corporations Common Stock on the date of each respective grant. All of the foregoing grants are subject to approval of the compensation committee or board of directors.


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                                   SCHEDULE B

                                EMPLOYEE BENEFITS

In addition to all other customary employee benefits, Corporation will purchase a "key man" life insurance policy insuring Executive's life that shall pay the amount of One Million Dollars upon Executive's death as follows: $250,000 shall be payable to the benefit of Executive's estate and $750,000 shall be payable to the benefit of the Corporation.


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